Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 1 dated April 30, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  52517PPY1

Principal Amount:  $50,000,000

Price to Public:  100.00%

Agent's Commission:  0.00%

Original Issue Date:  05/05/99

Interest Rate Per Annum:  4.00%

Interest Payment Dates:  04/30, commencing 04/30/00

Maturity Date:  04/30/09

Put Provision: Note is puttable in whole or in part (in a minimum amount of $5,000,000, and in integral multiples thereof) at par monthly on 30 calendar days notice.

First Put Date:  06/30/99



Lehman Brothers Holdings Inc.

By:________________________
Name: Kathryn M. Bopp Flynn
Title: Senior Vice President